EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
      We consent to the incorporation by reference in Registration Nos. 333-35887, 333-42182, 333-43081, 333-65327, 333-65329, 333-98811, 333-111076 and 333-111077 on Form S-8 of our reports dated May 12, 2006, relating to the consolidated financial statements and financial statement schedule of Mylan Laboratories Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 2006.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
May 12, 2006

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